UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2009

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01             Entry into a Material Definitive Agreement.

On December 27, 2009, First Chester County Corporation (“First Chester”), the holding company for First National Bank of Chester County (the “Bank”) and Tower Bancorp, Inc. (“Tower”), the holding company for Graystone Tower Bank (“Graystone”), announced that they had entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which First Chester will merge into Tower (the “Merger”). Upon consummation of the Merger, the Bank will continue as a separate, wholly-owned subsidiary of Tower. At the effective time of the Merger, the board of directors of Tower will be increased by three (3) directors and three (3) of the current directors of First Chester selected by the board of directors of First Chester, with the approval of Tower’s board of directors, will be added to the board of directors of Tower, to serve as such for no less than three years.

Under the terms of the Merger Agreement shareholders of First Chester will receive 0.453 shares (the “Exchange Ratio”) of Tower stock for each share of common stock they own, subject to adjustment as described below. The Merger Agreement establishes loan delinquency thresholds and provides for a upward or downward adjustment in the Exchange Ratio in the event loan delinquencies of First Chester increase or decrease beyond specified amounts prior to the closing. The loan delinquency thresholds and corresponding Exchange Ratio adjustments are set forth on Exhibit D to the Merger Agreement.

Each of the directors of First Chester has entered into a Voting Agreement, substantially in the form of Exhibit A of the Merger Agreement, dated as of December 27, 2009, with Tower, pursuant to which each such director has agreed, among other things, to vote all shares of common stock of First Chester owned by him or her in favor of the approval of the Merger at special shareholder’s meeting to vote upon the Merger.

The Merger Agreement contains (a) customary representations and warranties of First Chester and Tower, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, reports and regulatory matters, financial statements, and compliance with law, (b) covenants of First Chester and Tower to conduct their respective businesses in the ordinary course until the Merger is completed; and (c) covenants of First Chester and Tower not to take certain actions during such period. First Chester has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Merger is subject to certain terms and conditions, including, but not limited to, receipt of various regulatory approvals and approval by both Tower’s and First Chester’s shareholders and First Chester’s loan delinquencies not exceeding $90 million in the aggregate.

The Merger Agreement contains certain termination rights for First Chester and Tower, including, without limitation, the ability of First Chester to terminate the Merger Agreement if it receives a takeover proposal that the Board determines in good faith constitutes a superior proposal, First Chester is not in breach of the non-solicitation provisions of the Merger Agreement and provides Tower two days notice during which Tower may meet with First Chester and negotiate in good faith possible revisions to the Merger Agreement. In connection with the termination of the Merger Agreement for such reason and under other specified circumstances, First Chester will be required to pay a termination fee of $3.5 million to Tower.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (d) may have been included in the Merger Agreement for the purpose of allocating risk between First Chester and Tower rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing description of the of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The disclosure schedules to the Merger Agreement have been omitted. First Chester hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission (“SEC”) upon its request.

On December 28, 2009, as required by the Merger Agreement, Graystone, in its capacity as lender, and First Chester, in its capacity as borrower, entered into a modification of that certain loan agreement and related note between First Chester and Graystone dated as of November 20, 2009 (the “Loan Modification Agreement”) pursuant to which Graystone increased its loan to First Chester from $4 million to $25.2 million (the “Loan”), the increased proceeds of which are to be used by First Chester to make a capital contribution to the Bank solely for purposes of enabling the Bank to satisfy minimum regulatory capital requirements as established by the Office of the Comptroller of the Currency (“OCC”). The Loan, as modified, is a non-revolving one year term loan bearing interest at the rate of 6% per annum, and is secured by a pledge of all of the common stock of the Bank. The foregoing summary of the terms of the Loan Modification Agreement is qualified in its entirety by reference to the Loan Modification Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference. The foregoing summary of the terms of the original loan agreement and related documents is qualified in its entirely by reference to the respective terms of the Loan Agreement, Promissory Note, and Stock Pledge Agreement, copies of which were filed as Exhibits 10.1 — 10.3, respectively, of the Current Report on Form 8-K filed by First Chester on November 25, 2009, and are incorporated herein by reference.

As an additional requirement under the Merger Agreement, Graystone and the Bank shall enter into a loan participation agreement (“Loan Participation Agreement”) pursuant to which Graystone shall purchase up to $100 million in first lien residential real estate and commercial loan participations acceptable to Graystone, solely for purposes of enabling the Bank to satisfy minimum regulatory capital requirements as established by the OCC. The foregoing summary of the terms of the Loan Participation Agreement is qualified in its entirety by reference to the form of Loan Participation Agreement attached as Exhibit C to the Merger Agreement, which is incorporated herein by reference.

Other Information

The proposed transaction will be submitted to the shareholders of First Chester and Tower for their consideration and approval. In connection with the proposed transaction, Tower will be filing with the SEC a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381, Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov). Information about First Chester’s executive officers and directors is set forth in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site. You can also obtain free copies of these documents from Tower or First Chester, as appropriate, using the contact information above.

This document is not an offer to sell shares of Tower’s securities which may be issued in the proposed transaction. Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description under Item 1.01 of the entry into and terms of the Loan Modification Agreement is incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

An investor presentation on December 28, 2009, describing the Merger is attached as Exhibit 99.2 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between First Chester and Tower, dated December 27, 2009.
10.1	Loan and Note Modification Agreement by and between First Chester and Tower, dated December 28, 2009.
10.2

Loan Agreement, dated as of November 20, 2009, by and between First Chester and Graystone (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by First Chester on November 25, 2009).

10.3

Promissory Note, dated as of November 20, 2009, by First Chester in favor of Graystone (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by First Chester on November 25, 2009).

10.4

Stock Pledge Agreement, dated as of November 20, 2009, by and between First Chester and Graystone (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by First Chester on November 25, 2009).

99.1	Press Release, dated December 28, 2009.
99.2	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2009	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
Name: John A. Featherman, III
Title: Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between First Chester and Tower, dated December 27, 2009.
10.1	Loan and Note Modification Agreement by and between First Chester and Tower, dated December 28, 2009.
10.2

Loan Agreement, dated as of November 20, 2009, by and between First Chester and Graystone (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by First Chester on November 25, 2009).

10.3

Promissory Note, dated as of November 20, 2009, by First Chester in favor of Graystone (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by First Chester on November 25, 2009).

10.4

Stock Pledge Agreement, dated as of November 20, 2009, by and between First Chester and Graystone (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by First Chester on November 25, 2009).

99.1	Press Release, dated December 28, 2009.
99.2	Investor Presentation